                                    SUPERGEN, INC.

                                                           EXHIBIT 11.1

                          Statement re: computation of per share loss


                                 Three Months Ended
                                       March 31,
                                 1996           1995
                              -------------------------

Net Loss                      ($1,158,960)  ($1,138,035)
                              -------------------------
                              -------------------------


Weighted average number
of shares of Common Stock
outstanding                    13,268,330     12,074,627


Shares related to SAB
Nos. 64 and 83                                  154,932


Total weighted average
number of shares of
                              -------------------------
Common Stock outstanding       13,268,330     12,229,559
                              -------------------------
                              -------------------------

Net Loss per Share                 ($0.09)       ($0.09)
                              -------------------------
                              -------------------------


                                          20